As filed with the Securities and Exchange Commission on May 10, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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CAPITOL ACQUISITION CORP. II

(Exact name of registrant as specified in its constitutional documents)

Delaware	6770	27-4749725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

509 7th Street, N.W.

Washington, DC 20004

(202) 654-7060

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Mark D. Ein, Chief Executive Officer

Capitol Acquisition Corp. II

509 7th Street, N.W.

Washington, DC 20004

(202) 654-7060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 - Facsimile	Deanna L. Kirkpatrick, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000 (212) 450-3800—Facsimile

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-187519

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one half of one Warrant (2)	3,450,000 Units	$10.00	$34,500,000	$4,705.80
Shares of common stock included as part of the Units(2)	3,450,000 Shares	-------	-------	-------(3)
Warrants included as part of the Units(2)	1,725,000 Warrants	-------	-------	-------(3)
Total			$34,500,000	$4,705.80

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(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 450,000 Units and 450,000 shares of Common Stock and 225,000 Warrants underlying such Units which may be issued on exercise of a 30-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

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THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed with respect to the registration of 3,450,000 additional units, consisting of one share of common stock, par value $0.0001 per share, and one half of one warrant, of Capitol Acquisition Corp. II, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including 450,000 units that may be purchased by the underwriters to cover over-allotments, if any. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-187519) (the ‘‘Prior Registration Statement’’), initially filed by the Registrant on March 26, 2013 and declared effective by the Securities and Exchange Commission on May 9, 2013. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-187519 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Graubard Miller.

23.1	Consent of Marcum LLP.

23.2	Consent of Graubard Miller (included in Exhibit 5.1).

24	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C., on the 10th day of May, 2013.

CAPITOL ACQUISITION CORP. II

By:	/s/ Mark D. Ein
Name: Mark D. Ein Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Ein and L. Dyson Dryden his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Mark D. Ein Mark D. Ein	Chief Executive Officer (Principal executive officer) and Director	May 10, 2013
/s/ L. Dyson Dryden L. Dyson Dryden	Chief Financial Officer (Principal financial and accounting officer) and Director	May 10, 2013
/s/ Lawrence Calcano Lawrence Calcano	Director	May 10, 2013
/s/ Richard C. Donaldson Richard C. Donaldson	Director	May 10, 2013
/s/ Piyush Sodha Piyush Sodha	Director	May 10, 2013